UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 31, 2005

INTRICON CORPORATION
(Exact name of Company as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-5005 (Commission File Number)	23-1069060 (IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On May 31, 2005, IntriCon Corporation (the “Company”) concluded, after discussions among the Audit Committee of the Board of Directors of the Company and management, that it will restate financial results for prior years in order to adjust its accounting for the capitalization of certain research and development expenditures. These adjustments are expected to reduce shareholders’ equity by less than $1 million and will have no impact on the Company’s historically reported revenues. The Company, however, will not be able to completely identify periods at issue, or the impact on those periods, until management has completed its review. Accordingly, previously issued consolidated financial statements should no longer be relied upon until the Company has completed its review. Management and the Audit Committee will consider which previously-issued financial statements will be restated upon completion of such review. The Company expects to file its first quarter Form 10-Q no later than June 30, 2005.

        According to William J. Kullback, the Company’s new chief financial officer, certain research and development expenditures were incorrectly capitalized on the balance sheet instead of being expensed as incurred on the statement of operations. Specifically, these expenses related to research and development initiatives, primarily impacting the Company’s Singapore operation.

        Management and the Audit Committee of the Board of Directors have discussed this matter with KPMG LLP, the Company’s independent registered public accounting firm.

        All estimates contained in this Form 8-K are subject to change as the Company completes the preparation of its restated financial statements. All statements made in this Form 8-K other than statements of historical fact are forward-looking statements. The words “expect,” “will,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industries and markets in which the Company operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, including the timing, completion and results of the Company’s reviews and audits, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by the Company.

Item 7.01.   Regulation FD Disclosure.

        On June 1, 2005, the Company announced that it will restate financial results for prior years in order to adjust accounting for the capitalization of certain expenses. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of the Company dated June 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation

Date: June 1, 2005	By: /s/ William J. Kullback William J. Kullback Chief Financial Officer